UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 24, 2025

CTS CORPORATION

(Exact name of Registrant as Specified in Its Charter)

Indiana	1-4639	35-0225010
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4925 Indiana Avenue
Lisle, Illinois		60532
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (630) 577-8800

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	CTS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On November 24, 2025, CTS Corporation (the “Company”) and its subsidiary, CTS Denmark Holding A/S ("CTS Denmark") entered into a five-year Credit Agreement (the “Credit Agreement”) with Wells Fargo Bank, National Association, as Administrative Agent, Swing Line Lender, and L/C Issuer; Wells Fargo Securities LLC, as Sole Book Runner and Joint-Lead Arranger; BofA Securities, Inc. and BMO Bank, N.A., as Joint-Lead Arrangers; and the guarantors and lenders from time-to-time party thereto. The Credit Agreement provides for an unsecured revolving credit facility of $300 million. In addition, the Company may request, with the written consent of the Administrative Agent (and subject to certain additional conditions), that the aggregate credit extended under the Credit Agreement in the form of incremental revolving loans or term loans be increased by up to the sum of (a)(i) the greater of $125 million and 100% of Adjusted EBITDA for the most recently completed four fiscal quarters, plus (ii) the aggregate amount of certain optional prepayments of revolving loans plus (b) an amount such that on a pro forma basis after giving effect to the incurrence of any such incremental loans, the net leverage ratio would not exceed 3.0 to 1.0.

The Company’s new unsecured credit facility replaces the prior $400 million unsecured credit facility. The prior Credit Agreement (the “Prior Credit Agreement”) by and among the Company, its subsidiary, CTS Denmark; BMO Harris Bank N.A., as L/C Issuer and Administrative Agent; BMO Capital Markets Corp., as Sole Book Runner and Joint-Lead Arranger; Bank of America, N.A., Wells Fargo Bank, N.A., and U.S. Bank National Association, as Joint-Lead Arrangers; and the guarantors and lenders from time-to-time party thereto was terminated as of November 24, 2025. Proceeds from initial borrowings under the Credit Agreement were used to repay borrowings of $63.3 million under the Prior Credit Agreement.

The revolving credit facility provided under the Credit Agreement includes a swing line sublimit of $20 million, a letter of credit sublimit of $20 million and an alternative currency sublimit of $150 million. Borrowings on the revolving credit facility bear interest as follows: (i) base rate loans: at a rate per annum equal to the sum of the applicable margin plus the base rate from time-to-time in effect; (ii) term SOFR loans: at a rate per annum equal to the sum of the applicable margin plus a term SOFR applicable to such interest period plus the term SOFR adjustment; (iii) RFR loans: at a rate per annum equal to the sum of the applicable margin plus the applicable daily simple RFR plus the applicable RFR adjustment; and (iv) CIBOR loans: at a rate per annum equal to the sum of the applicable margin plus adjusted CIBOR applicable to such interest period. The applicable margin varies based on the Company’s net leverage ratio. The Company pays a commitment fee quarterly on the unused portion of the revolving credit facility, which varies based on the Company’s net leverage ratio.

The Credit Agreement contains customary representations and warranties and certain covenants that limit the ability of the Company and its subsidiaries to incur debt, make certain investments, make acquisitions, incur liens, dispose of assets, and make non-cash distributions to its shareholders. These limitations are subject to exceptions as set forth in the Credit Agreement. The Credit Agreement requires that the Company maintain a net leverage ratio of not greater than 3.5 to 1.0 (provided that the Company may, no more than two times during the term of the Credit Agreement, by written notice increase the maximum net leverage ratio to 4.25 to 1.0 for the quarter in which a permitted acquisition where the total consideration is $100 million or greater is consummated and the three consecutive quarters thereafter) and to maintain an interest coverage ratio of not less than 3.0 to 1. Borrowings under the Credit Agreement are guaranteed by the Company, CTS Denmark and certain of its current domestic and future material domestic subsidiaries.

The Credit Agreement provides for customary events of default, including failure to pay any principal or interest when due, failure to comply with covenants, false representations or cross defaults. If an event of default occurs, the lenders under the Credit Agreement will be entitled to take various actions, including the acceleration of amounts due under the Credit Agreement.

Certain of the lenders, agents and other parties to the Credit Agreement and their affiliates have in the past provided, and in the future may provide, various commercial banking, investment banking and other financial advisory services in the ordinary course of business for the Company and its subsidiaries. Those parties have received, and may in the future receive, customary compensation for such services.

The foregoing description of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the Credit Agreement, a copy of which is filed as Exhibit 10.1 to this report and incorporated herein by reference.

Item 1.02 Termination of Material Definitive Agreement.

Information reported under Item 1.01 of this Current Report on Form 8-K is incorporated by reference in response to this Item 1.02.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Information reported under Item 1.01 of this Current Report on Form 8-K is incorporated by reference in response to this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description
10.1*

Credit Agreement by and among CTS Corporation, the Lenders from time to time parties thereto, and Wells Fargo Bank, National Association, as Administrative Agent, Swing Line Lender and L/C Issuer dated November 24, 2025.

104	Cover Page Interactive Data File (embedded within the Inline XBRL Document)

* Certain exhibits and schedules to this Exhibit have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The registrant agrees to furnish supplementally a copy of any omitted exhibit or schedule to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	November 24, 2025	By:	/s/ Mark Pacioni
Mark Pacioni, Vice President, Chief Legal and Administrative Officer and Secretary